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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.
                                     20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           SUPERIOR SUPPLEMENTS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                    11-3320172
---------------------------------             ---------------------------------
(State of or other jurisdiction               (IRS Employer Identification No.)
of incorporation or organization)

270 Oser Avenue
Hauppauge, NY                                                     11788
----------------------                                          ----------
(Address of Principal)                                          (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
                                      NONE

Securities to be registered pursuant to Section 12(g) of the Act:

         (i) Units consisting of two (2) shares of Common Stock, par value $.0001 per share and one (1) Class A Redeemable Common Stock Purchase Warrant.

         (ii)     Common Stock, par value $.0001 per share

         (iii)    Class A Redeemable Common Stock Purchase Warrants


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Item 1.  Description of Registrant's Securities to be Registered.

         Incorporated herein by reference to the section entitled "Description of Securities" contained on pages 55-57 of Amendment No. 4 to the Company's Registration Statement filed on Form SB-2 (Registration No. 333-9761) filed on February 6, 1997. The "Description of Securities" section contained in the prospectus to be filed pursuant to Rule 424(b) under the Securities Act, is also hereby incorporated by reference.

Item 2.  Exhibits.

                                                                       Exhibit
Document                                                                 No.
--------                                                               -------

(a)      Form of Underwriting Agreement**                                1.01

(b)      Certificate of Incorporation of the Company dated
         April 24, 1996*                                                 3.01

(c)      By-Laws of the Company*                                         3.02

(d)      Form of Warrant Agreement by and among
         the Company and American Stock Transfer &
         Trust Company**                                                 4.04

(e)      Form of Underwriter's Unit Purchase Warrant**                   4.05

(f)      Description of Securities***

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*        Incorporated herein by reference to the Exhibit Volume filed with the
         Company's Registration Statement, Registration No. 333-9761 as filed with the Securities and Exchange Commission on August 8, 1996 at the exhibit number set forth opposite such document.

** Incorporated herein by reference to the Exhibit Volume filed with Amendment No. 4 to the Company's Registration Statement, Registration No. 333-9761 as filed with the Securities and Exchange Commission on February 6, 1997 at the exhibit number set forth opposite such document.

*** Incorporated herein by reference to pages 55-57 of Amendment No. 4 to the Company's Registration Statement, Registration No. 333-9761 as filed with the Securities and Exchange Commission on February 6, 1997.


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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              SUPERIOR SUPPLEMENTS, INC.

                              By: /s/ Lawrence D. Simon
                                  ---------------------------------------------
                                  Name:   Lawrence D. Simon
                                  Title:  President, Chairman, Chief Financial
                                          Officer, Principal Accounting Officer
                                          and Director

Dated: February 11, 1997


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